UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Event: February 15, 2002

                              Nexia Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

         33-2128-D                                    84-1062062
  (Commission File Number)               (IRS Employer Identification Number)




                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)

This Amended 8-K filing is made for the purpose of incorporating audited financial statements and proforma financial statements for Axia Group, Inc. as required by section 310(b) and Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 15, 2002, Nexia Holdings, Inc. (fka Kelly's Coffee Group, Inc.) ("Company") entered into a Stock Purchase Agreement ("Agreement") with Axia Group, Inc. ("Axia") wherein the Company agreed to issue to Axia 255,100,000 restricted shares of the Company's common stock. This number of shares is approximately 82% of the issued and outstanding shares of the Company after the close of the transaction. The Company's financial statements and tax returns will be consolidated with those of Axia as a result of the Agreement.

The Company acquired essentially all of the assets and liabilities of Axia including a portfolio of securities, real estate holdings and publicly reporting shell-companies. The provisions of the Agreement note the estimated value of Axia's gross assets to be more than $10,000,000 with a net worth exceeding $5,000,000. Specific reference to the interests transferred, as a result of this Agreement are detailed in the Disclosure Schedules of the Agreement. The transaction is also structured to preserve an estimated $5,000,000 in tax loss carry-forwards in either Axia or its subsidiary corporations. The Company intends to manage the Axia interests acquired as a result of this transaction in a manner similar to that followed by Axia. A copy of the Stock Purchase Agreement is attached hereto.

Richard Surber is a common officer and director of both the Company and Axia, and for a majority of the transferred subsidiaries Mr. Surber is the only officer and director. Neither party to the Agreement nor corporations subject to the Agreement are required to change or modify their currently existing board of directors or officers.

The parties by agreement have specified that the shares of the Company's common stock issued to Axia will be restricted from any sale or transfer into the public market for a period of two years from the closing date of the Agreement and that the share certificates shall bear a restrictive legend to that effect.

ITEM 7.  Financial Statements and Exhibits

Pro forma financial statements are attached as Exhibit 2, as required.

EXHIBIT  PAGE
NO.               NO.      DESCRIPTION

1        4        Stock Purchase Agreement dated February 15, 2002

2        F-2      Year-end December 31, 2001, audited financial statements for
                  Axia Group, Inc., Pro-forma financial statements, consolidating Nexia Holdings, Inc. (fka Kelly's Coffee Group,
                  Inc) with the Axia Group, Inc.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Nexia Holdings, Inc.

Signature                                      Date



By:  /s/ Richard Surber
-----------------------                        May 1, 2002
Name:    Richard Surber
Title:   President

Exhibit 1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of February 15, 2002, by and among Axia Group, Inc., a Nevada corporation ("Axia"), and Kelly's Coffee Group, Inc., a Nevada corporation ("Kelly's").

                              W I T N E S S E T H:

     WHEREAS, Axia owns a majority, controlling or beneficial interest in shares of the common stock of certain corporations detailed in Exhibit "A" of the Disclosure Schedule to this Agreement ("Axia Companies"); and

     WHEREAS, the Axia Companies own certain real and personal property detailed in Exhibit "B" of the Disclosure Schedule to this Agreement; and

     WHEREAS, Axia owns certain securities detailed in Exhibit "C" of the Disclosure Schedule to this Agreement ("Axia Shares"); and

     WHEREAS, Kelly's desires to acquire, through the issue of its restricted common stock, the Axia Companies and the Axia Shares; and

     WHEREAS, Axia desires to sell the Axia Companies and the Axia Shares on the terms and conditions set forth herein;

     WHEREAS, the parties enter into this Agreement with the understanding and intention that the transaction described herein will qualify as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

     1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

          (a) Kelly's shall issue and deliver to Axia two hundred and fifty five million one hundred thousand (255,100,000) shares of the authorized but unissued shares of Kelly's common stock, subject to a two (2) year restriction on any sale as defined in the Restriction on Sale of Securities Agreement attached as Exhibit "D" of the Disclosure Schedule to this Agreement, and

          (b) Axia agrees to deliver to Kelly's, its interest in each of the Axia Companies as detailed in Exhibit "A" of the Disclosure Schedule hereto and the Axia Shares as set forth in Exhibit "C" of the Disclosure Schedule hereto.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Hudson Consulting Group, Inc. on or before February 22, 2002 ("Closing Date") at 10:00 A.M., M.S.T., or at such other place or time as the parties may agree.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Axia represents and warrants to Kelly's that now and/or as of the Closing:

     2.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

          (a) Axia and the Axia Companies are corporations duly incorporated, validly existing and in good standing under the laws of their respective state jurisdictions, with full corporate power and authority to own, lease and operate their respective business and properties and to carry on their respective business' in the places and in the manner as presently conducted or proposed to be conducted. Axia and the Axia Companies are in good standing as foreign corporations in each jurisdiction in which properties are owned, leased or operated, or business conducted.

          (b) Axia does not own, directly or indirectly, a material interest in any corporation, firm, partnership, joint venture or other entity, other than those set forth in Exhibit "A" of the Disclosure Schedule which accompanies this Agreement and is incorporated herein by reference. All the outstanding shares of capital stock of the Axia Companies are owned free and clear of all liens, there are no contracts, agreements, arrangements, options, warrants, calls, commitments or other rights of any character obligating or entitling the Axia Companies to issue, sell, redeem or repurchase any of their securities, and there are no outstanding securities of any kind convertible into or exchangeable for securities of any of the Axia Companies.

          (c) Axia has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Axia has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Axia, enforceable against Axia in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding there for may be brought.

     2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Axia and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or Bylaws of Axia or
(b) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing, violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Axia or any of the Axia Companies are party or by which Axia or any of the Axia Companies are bound, or any judgment, order or decree, or any law, rule or regulation to which Axia or any of the Axia Companies or any of their respective assets are subject.

     2.3 Capitalization. All shares of the Axia Companies are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive right of the stockholders. The Axia Companies shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Axia to issue, sell, redeem or repurchase any of the Axia Companies shares, and there are no outstanding securities of any kind convertible into or exchangeable into shares of the Axia Companies.

     2.4 Financial Statements. The Axia September 30, 2001 Form 10-QSB, and the related statements of operations, stockholders' equity and cash flows for the fiscal quarter and year then ended, including the notes thereto, as reviewed by Tanner + Co., certified public accountants are incorporated by reference into this Agreement ("Axia Financial Statements"). The Axia Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of Axia as of the dates and for the periods indicated. The books of account and other financial records of Axia have been maintained in accordance with good business practices.

     2.5 Further Financial Matters. Neither Axia nor any of the Axia Companies have any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto, under generally accepted accounting principles, that are not reflected in the Axia Financial Statements.

     2.6 Taxes. Axia and the Axia Companies have filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"). All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Axia or the Axia Companies, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of Axia or any of the Axia Companies have been audited or, are presently under audit to the best of Axia's knowledge. Neither Axia nor any of the Axia Companies have been given or have requested waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Axia and the Axia Companies, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Axia and in the Axia Financial Statements.

     2.7 Indebtedness; Contracts; No Defaults.

          (a) Copies of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Axia or any of the Axia Companies are party have previously been delivered to, or otherwise made available to Kelly's. An instrument is considered material for the purposes of this Section 2.7(a) if it provides for expenditures or receipts of more than $100,000.

          (b) Neither Axia, nor any of the Axia Companies are in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Axia or any of the Axia Companies are party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Axia or any of the Axia Companies. Neither Axia nor any of the Axia Companies have received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     2.8 Personal Property. Axia and the Axia Companies have good and marketable title to all of their tangible personal property and assets, including, without limitation, all of the assets reflected in the Axia Financial Statements, that have not been disposed of in the ordinary course of business as of September 30, 2001, free and clear of all liens or mortgages, except for any lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

     2.9 Real Property. Exhibit "B" of the Disclosure Schedule sets forth a true and complete list of all material real property owned by Axia and Axia Companies.

     2.10 Compliance with Law.

          (a) Neither Axia nor any of the Axia Companies are conducting their respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither Axia nor any of the Axia Companies have received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

          (b) Axia and the Axia Companies are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Axia, threatened against Axia or any of the Axia Companies that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that Axia has reason to believe are likely to give rise to any material liability or other obligations of Axia or any of the Axia Companies under any environmental laws, except as has been otherwise disclosed to Kelly's.

     2.11 Permits and Licenses. Axia and the Axia Companies have all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct their respective business and to own, lease, use, operate and occupy their assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect their respective business. Neither Axia nor any of the Axia Companies have received any written or oral notice or claim pertaining to a failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect their business.

     2.12 Ordinary Course. Axia and the Axia Companies have conducted their business, maintained real property and equipment and kept books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

     2.13 No Adverse Changes. There have been no (a) material adverse changes in the business, prospects, the financial or other condition, or the respective assets or liabilities of Axia and the Axia Companies as reflected in the Axia
Financial Statements, (b) material losses sustained by Axia or the Axia Companies, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Axia's or the Axia's Companies business, or (c) events, conditions or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Axia or the Axia Companies.

     2.14 Litigation. There are been no (a) claims, disputes, actions, suits, proceedings or investigations pending or, to the knowledge of Axia, threatened, against or affecting the business of any of the Axia Companies, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Axia, has any claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) outstanding judgments, orders, writs, rulings, injunctions, stipulations or decrees of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of any of the Axia Companies; and (c) neither Axia nor any of the Axia Companies have received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     2.15 Insurance. Axia and the Axia Companies do currently maintain certain forms of insurance.

     2.16 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Axia and the Axia Companies, and all amendments to each are true, correct and complete. The minute books of the Axia Companies contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Axia Companies are true, correct and complete.

     2.17 Employee Benefit Plans. The Axia Companies do not maintain, nor has any Axia Company ever maintained, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Axia Companies, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Axia, or any entity required to be aggregated in a controlled group or affiliated service group with Axia for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans"), except for the Canton Financial Services 401(k) Plan 001 and Canton Financial Services Cafeteria Plan 002, as previously disclosed to Kelly's.

     2.18 Patents; Trademarks and Intellectual Property Rights. Axia and the Axia Companies own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s), proprietary rights and processes necessary for their business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither Axia nor the Axia Companies are bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

     2.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Axia directly with Kelly's without the intervention of any person on behalf of Axia in such a manner as to give rise to any valid claim by any person against Kelly's for a finder's fee, brokerage commission or similar payment.

     2.20 Affiliate Transactions. Neither Axia nor any officer, director or employee of Axia (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with Axia or affecting the business of Axia, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used by or necessary to Axia which will subject Kelly's to any liability or obligation from and after the Closing Date.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF KELLY'S

     Kelly's represents and warrants to Axia that now and/or as of the Closing:

     3.1 Due Organization and Qualification; Due Authorization.

          (a) Kelly's is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. Kelly's is in good standing as a foreign corporation in each jurisdiction in which its business requires such qualification, except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Kelly's taken as a whole.

          (b) Kelly's does not own, directly or indirectly, any controlling interest in any corporation, firm, partnership, joint venture or other entity.

          (c) Kelly's has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Kelly's has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Kelly's, enforceable against Kelly's in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Kelly's and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of Kelly's, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Kelly's is a party or by which Kelly's or any of its respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Kelly's or any of its respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Kelly's, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Kelly's is a party or by which Kelly's or any of its respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Kelly's is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     3.3 Capitalization. The authorized capital stock of Kelly's immediately prior to giving effect to the transactions contemplated hereby consists of 1,000,000,000 authorized shares of common stock, par value $0.001 per share, of which as of the date hereof 54,869,427 shares of common stock are issued and outstanding. All of the outstanding shares of Kelly's common stock, when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and not in violation of any rights of third parties. The Kelly's common stock is not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Kelly's to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Kelly's common stock.

     3.4 Financial Statements. The Kelly's September 30, 2001 Form 10-QSB, and the related statements of operations, stockholders' equity and cash flows for the fiscal quarter and year then ended, including the notes thereto, as reviewed by Tanner + Co., certified public accountants are incorporated by reference into this Agreement ("Kelly's Financial Statements"). The Kelly's Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of Kelly's as of the dates and for the periods indicated. The books of account and other financial records of Kelly's have been maintained in accordance with good business practices.

     3.5 Further Financial Matters.

          (a) Kelly's has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Kelly's Financial Statements.

          (b) The forecasted operations statements and cash flow statements of Kelly's, true and complete copies of which have been delivered to Axia, were prepared in good faith on the assumptions stated therein, which assumptions were believed to be reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Kelly's best estimate of its future financial performance, it being recognized that such forecasts do not constitute a warranty as to the future performance of Kelly's and that actual results may vary from forecasted results.

          3.6 Indebtedness; Contracts; No Defaults.

          (a) Copies of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Kelly's is party have previously been delivered to, or otherwise made available to Axia. An instrument is considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of more than $100,000.

          (b) Kelly's is not in breach, in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Kelly's is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Kelly's or, to the knowledge of Kelly's, any other person or entity. Kelly's has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     3.7 Personal Property. Kelly's has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Kelly's Financial Statements that have not been disposed of in the ordinary course of business since September 30, 2001, free and clear of all liens or mortgages, except for any lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

     3.8 Real Property. Kelly's owns no real property.

     3.9 Compliance with Law.

          (a) Kelly's is conducting its respective business or affairs in compliance with applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Kelly's has received no notice of any violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

          (b) Kelly's is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Kelly's, threatened against Kelly's that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that Kelly's has reason to believe are likely to give rise to any material liability or other obligations of Kelly's under any environmental laws.

     3.10  Permits and  Licenses.  Kelly's has all  certificates  of  occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Kelly's has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

     3.11 Ordinary Course. Kelly's has conducted its business, maintained equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

     3.12 No Adverse Changes. Since September 30, 2001, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Kelly's as reflected in the Kelly's Financial Statements, (b) any material loss sustained by Kelly's, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Kelly's business, or (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Kelly's.

     3.13 Litigation. There are been no (a) claims, disputes, actions, suits, proceedings or investigations pending or, to the knowledge of Kelly's, threatened, against or affecting the business of Kelly's, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Kelly's, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) outstanding judgments, orders, writs, rulings, injunctions, stipulations  or decrees of any court,  arbitrator  or  federal,  state,  local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Kelly's; or (c) written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business. 3.14 Insurance. Kelly's maintains no insurance policies.

     3.15 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Kelly's, and all amendments to each are true, correct and complete. The minute books of Kelly's contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of Kelly's are true, correct and complete.

     3.16 Employee Benefit Plans. Kelly's does not maintain, nor has Kelly's ever maintained, any employee benefit plans ("as defined in Section 3(3) of the "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Kelly's or, former employees, their beneficiaries and dependents.

     3.17 Patents; Trademarks and Intellectual Property Rights. Kelly's owns no patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) proprietary rights or processes

     3.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Kelly's directly with Axia without the intervention of any person on behalf of Kelly's in such a manner as to give rise to any valid claim by any person against Axia for a finder's fee, brokerage commission or similar payment.

     3.19 Purchase for Investment.

          (a) Kelly's is acquiring the shares of the Axia Companies for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Kelly's has no present intention of selling, granting any participation in, or otherwise distributing the same. Kelly's further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person, with respect to any of the Axia Companies shares.

          (b) Kelly's understands that the shares of the Axia Companies are not registered under the Securities Act of 1933 as amended ("Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Kelly's reliance on such exemption is predicated on Axia's representations set forth herein. Axia is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

     3.20 Investment Experience. Kelly's acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the shares of the Axia Companies.

     3.21 Information. Kelly's has carefully reviewed such information as it deemed necessary to evaluate an investment in the shares of the Axia Companies. To the full satisfaction of Kelly's, it has been furnished all materials that it has requested relating to Axia and the Axia Companies, it has been afforded the opportunity to ask questions of representatives of Axia, to obtain any information necessary to verify the accuracy of any representations or information made or given to Kelly's. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Axia set forth in this Agreement, on which Kelly's has relied in exchanging its shares for shares in the Axia Companies and the Axia Shares.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1 Indemnity of Kelly's. Axia agrees to defend, indemnify and hold harmless Kelly's from and against, and to reimburse Kelly's with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Kelly's by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by Axia or in any document or certificate delivered by Axia pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     4.2 Indemnity of Axia. Kelly's agrees to defend, indemnify and hold harmless Axia from and against, and to reimburse Axia with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Axia by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by Kelly's or in any document or certificate delivered by Kelly's pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     4.3 Indeminification Procedure

     A party (the "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                    ARTICLE V

                                   DELIVERIES

     5.1 Items to be delivered to Kelly's prior to or at Closing by Axia.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in Axia's state of incorporation;
     (b) all applicable exhibits hereto;
     (c) all minutes and resolutions of board of director and shareholder meetings with regard to this Agreement;
     (d) shareholder lists of all the Axia Companies;
     (e) all financial statements and tax returns in the possession of Axia for the Axia Companies;
     (f) copies of all SEC filings;
     (g) resolution from Axia's current directors appointing designees of Kelly's to the board of directors of the Axia Companies where applicable;
     (h) copies of board of directors, and if applicable, shareholder resolutions approving this transaction; and
     (i) any other document reasonably requested by Kelly's that it deems necessary for the consummation of this transaction

     5.2 Items to be delivered to Axia prior to or at Closing by Kelly's.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in Kelly's state of incorporation;
     (b) all applicable exhibits hereto;
     (c) all minutes and resolutions of board of director and shareholder meetings in possession of Kelly's;
     (d) shareholder list;

     (e) all financial statements and tax returns in possession of Kelly's;
     (f) certificates representing Kelly's common stock duly authorized, validly issued, fully paid for and non-assessable;
     (g) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto; and
     (h) any other document reasonably requested by Axia that it deems necessary for the consummation of this transaction

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) That each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

     (b) That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

     (c) That the parties shall be satisfied with the results of their due diligence and review of the other books and records.

                                   ARTICLE VII

                                   TERMINATION

     7.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

     (a) The mutual agreement of the parties;

     (b) Any party if:

          (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

          (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

          (iii) The conditions precedent to Closing are not satisfied.

          (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     8.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

     8.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

     8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to Axia:       Axia Group, Inc.
                                    268 West 400 South
                                    Salt Lake City, Utah 84101
                                    Tel: (801) 575-8073
                                    Fax: (801) 575-8092

                  If to Kelly's:    Kelly's Coffee Group, Inc.
                                    268 West 400 South, Suite 300
                                    Salt Lake City, Utah 84101
                                    Tel: (801) 575-8073
                                    Fax: (801) 575-8092

     8.5 Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Utah as are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     8.10 Severability If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Axia Group, Inc.                         Kelly Coffee Group, Inc.


By:  /s/  Gerald Einhorn                 By:  /s/ Richard Surber
-----------------------------            -------------------------------
Name:  Gerald Einhorn                    Name:  Richard Surber
Title: Secretary                         Title:   President

                                   Exhibit "A"
                  Shares to be transferred to Kelly's by Axia:

---------------------------------------- ----------------------------- ----------------------------
Corporation Name                         Number of shares held by Axia % of Issued and Outstanding
---------------------------------------- ----------------------------- ----------------------------
Axia Group, Inc.                                       441,730
---------------------------------------- ----------------------------- ----------------------------
Canton Industrial Corporation of Salt                   500,000                              10.00
Lake City
---------------------------------------- ----------------------------- ----------------------------
Canton Tire Recycling West Virginia,                    500,000                             100.00
Inc.
---------------------------------------- ----------------------------- ----------------------------
CyberBoy, Inc. (now known as C-Cubed                  1,000,000                              48.80
Holdings, Inc.)
---------------------------------------- ----------------------------- ----------------------------
CyberCosmetics, Inc.                                  1,000,000                              46.50
---------------------------------------- ----------------------------- ----------------------------
CyberExcellence, Inc.                                  100,000
---------------------------------------- ----------------------------- ----------------------------
CyberEquestrian, Inc. (now known as                   1,458,000                               5.83
eLocity Corporation)
---------------------------------------- ----------------------------- ---------------------------
CyberEye, Inc.                                        2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
CyberFishing, Inc.                                    2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
CyberGate, Inc. (now known as Mortgage                2,000,000                               9.97
Financial Link.com, Inc.)
---------------------------------------- ----------------------------- ---------------------------
CyberLead, Inc.                                       2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
CyberLife, Inc.                                        2,000,000                             36.00
---------------------------------------- ----------------------------- ---------------------------
CyberOil, Inc.                                        1,000,000                              49.00
---------------------------------------- ----------------------------- ---------------------------
CyberSkiing, Inc.                                     2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
CyberSoccer, Inc.                                     1,000,000                              49.00
---------------------------------------- ----------------------------- ---------------------------
CyberTennis, Inc.                                     1,000,000                              49.00
---------------------------------------- ----------------------------- ---------------------------
CyberTyme, Inc.                                       2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
CyberWholesale, Inc.                                  1,000,000                              49.00
---------------------------------------- ----------------------------- ---------------------------
CyberWrestling, Inc.                                  1,000,000                              49.00
---------------------------------------- ----------------------------- ---------------------------
CyberWrite, Inc                                       2,000,000                              36.00
---------------------------------------- ----------------------------- ---------------------------
Diversified Holdings I, Inc                           12,000,000                             99.00
---------------------------------------- ----------------------------- ---------------------------
Downtown Development Corporation (fka                 10,000,000                            100.00
A-Z South State, Inc.)
---------------------------------------- ----------------------------- ---------------------------
Golden Opportunity Development                        5,000,000                              60.27
Corporation
---------------------------------------- ----------------------------- ---------------------------
Kearns Development Corporation                        1,900,000                               9.35
---------------------------------------- ----------------------------- ---------------------------
Wasatch Capital Corporation                           2,000,000
---------------------------------------- ----------------------------- ---------------------------
Wichita Development Corporation (fka                  82,660,702                             79.24
CyberBotanical, Inc.)
---------------------------------------- ----------------------------- ---------------------------

Stocks Held by Diversified Holdings I, Inc. (title to remain in Diversified)

---------------------------------------- ----------------------------- ---------------------------
Canton Industrial Corporation of Salt                  4,000,000                               80%
Lake City
---------------------------------------- ----------------------------- ---------------------------
Canton's Wild Horse Ranch II, Inc.                      10,000                               90.9%
---------------------------------------- ----------------------------- ---------------------------
Diversified Holdings XIX, Inc.                          1,000                                 100%
---------------------------------------- ----------------------------- ---------------------------
Golden Opportunity Development                        1,635,230                             19.71%
Corporation
---------------------------------------- ----------------------------- ---------------------------
Hudson Consulting Group, Inc.                          101,000                                100%
---------------------------------------- ----------------------------- ---------------------------
Kearns Development Corporation (fka                    100,000                               0.49%
CyberStudio, Inc.)
---------------------------------------- ----------------------------- ---------------------------
Oasis International Hotel & Casino,                   1,000,000                              90.9%
Inc.
---------------------------------------- ----------------------------- ---------------------------
Salt Lake Development Inc.(fka Canton                  794,000                                 80%
Commercial Carpet)
---------------------------------------- ----------------------------- ---------------------------
West Jordan Real Estate Holdings, Inc.                1,000,000                              89.1%
---------------------------------------- ----------------------------- ---------------------------

Stocks Held by Wichita Development Corporation (title to remain in Wichita)

---------------------------------------- -----------------------------
Wichita Properties, Inc.                              1,000,000
---------------------------------------- -----------------------------
Kearns Development Corporation                        18,100,000
---------------------------------------- -----------------------------

Investment Securities or Holdings

---------------------------------------- -----------------------------
ATC II, Inc.                                          18,560
---------------------------------------- -----------------------------
Earth Broadcasting Corporation                        2,857
---------------------------------------- -----------------------------
eLocity Networks Corporation
(fka Vaxcel, Inc.)                                  2,495,043
---------------------------------------- -----------------------------
EnviroTec, Inc.                                      100,000
---------------------------------------- -----------------------------
Eurotronics Holdings Incorporated                     50,000
---------------------------------------- -----------------------------
Great American Gold Company                           171,177
---------------------------------------- -----------------------------
KMC Foods, Inc.                                        1,000
---------------------------------------- -----------------------------

                                   Exhibit "B"
                     Subsidiaries with Real Estate Holdings

         NAME                            No. of shares & ownership             Description of Real Estate
------------------------------------- ----------------------------------- ------------------------------------------
Canton Tire Recycling West Virginia   500,000 shares, 100%                Holds property formerly used as a crude
                                                                          oil storage facility located in,
                                                                          Parkersburg, West Virginia, there are no
                                                                          liens on this property.
------------------------------------- ----------------------------------- ------------------------------------------
Downtown Development Corporation      10,000,000 shares 100%              7,000 square foot bldg. Located in Salt
                                                                          Lake City, Utah, purchase price
                                                                          $535,000, current loan $373,805,
                                                                          currently 65% occupied, 1/31/02 book
                                                                          value $406,019
------------------------------------- ----------------------------------- ------------------------------------------
Hudson Consulting Group, Inc.         101,000-wholly owned by             Three condominiums located in Brian
                                      Diversified Holdings I              Head, Utah, 1/31/02 combined depreciated
                                                                          book value of $105,597, current loan
                                                                          balances total $95,334.
------------------------------------- ----------------------------------- ------------------------------------------
Kearns Development Corporation        18,100,000 shares by Wichita        Owns one building and leases a second in
                                      100,000 shares by Diversified I     Kearns, Utah, each approx. 11,700 square
                                      1,900,000 shares by Axia            feet, purchased bldg for $750,000
                                                                          current loan balance $616,301, this bldg
                                                                          is 100% occupied, the leased building
                                                                          has monthly rent due of $1,000 and has a
                                                                          purchase option of $650,000 good through
                                                                          Oct. 31, 2002.  1/31/02 book value
                                                                          $630,555
------------------------------------- ----------------------------------- ------------------------------------------
Salt Lake Development Corporation     subsidiary of Div Holdings I        Owns 2 bldgs: one located in Salt Lake
                                                                          City, a two story office bldg where Axia
                                                                          corporate offices are located, 40%
                                                                          rented to third parties, two loans with
                                                                          a current balance due of $624,847;
                                                                          second bldg located in Ogden, Utah,
                                                                          three story bldg with 18 apartments and
                                                                          a ground floor commercial space,
                                                                          purchase price of $850,000, current loan
                                                                          balance of $607,383.  1/31/02 total book
                                                                          value of both bldgs. $878,076
------------------------------------- ----------------------------------- ------------------------------------------


Wasatch Capital Corporation           2,000,000 shares                    36,797 square foot building,, located in
                                                                          downtown Salt Lake City, Utah, current
                                                                          loan balance $594,538, 12% interest,
                                                                          ground floor 70% occupied, upper floors
                                                                          in need of major renovation.  1/31/02
                                                                          book value of $522,393
------------------------------------- ----------------------------------- ------------------------------------------
West Jordan Real Estate Holdings,     subsidiary of Div. Holdings I       72,256 square foot retail strip center,
Inc                                                                       located in Glendale area of Salt Lake
                                                                          City, Utah, purchase price of $799,000,
                                                                          with a current loan balance outstanding
                                                                          of $639,081.  1/31/02 book value $646,724
------------------------------------- ----------------------------------- ------------------------------------------
Wichita Development Corporation       82,660,702 shares 79.24%            Owns the Trade Center Building located
                                                                          in the central business district of
                                                                          Wichita, Kansas, 48,541 square feet, 80%
                                                                          occupied, purchase price of $540,554 in
                                                                          August 2000.  1/31/02 book value $471,815
------------------------------------- ----------------------------------- ------------------------------------------



                           "Axia Companies" with Securities Holdings

Share Certificates held by Hudson:

         Name                                              Number of Shares held
                                                                  by Hudson

         ATC II, Inc.                                                 14,335
         Career Worth, Inc. (fka DiSX, Inc.)                         117,648
         Career Worth, Inc. (fka DiSX, Inc.)                         133,332
         Career Worth, Inc. (fka DiSX, Inc.)                         100,000
         Career Worth, Inc. (fka DiSX, Inc.)                         100,000
         Caye Chapel, Inc.                                         2,000,000
         Eurotronics Holdings Incorporated                           125,000
         Eurotronics Holdings Incorporated                            71,507
         Eurotronics Holdings Incorporated                            77,149
         Gateway Distributors, Ltd.                                  860,174
         International Solubles Corporation                          200,000
         International Solubles Corporation                       35,250,000
         Kelly's Coffee Group, Inc.                                1,925,000
         Kelly's Coffee Group, Inc.                                1,417,570
         Kelly's Coffee Group, Inc.                                  500,000
         Kelly's Coffee Group, Inc.                                   62,150
         Rollerball International Inc.                                85,000
         Sedona Worldwide Incorporated                               126,611
         Senior Care Industries, Inc.                                100,000
         Torchmail Communications (fka ERLY Industries, Inc.)        923,791
         Torchmail Communications Inc.                               500,000
         TRSG Corporation                                          2,500,000
         TRSG Corporation                                            200,000
         Wichita Development Corporation                           1,301,573

Share Certificates held by Oasis International Hotel & Casino, Inc.:

         Kelly's Coffee Group, Inc.                                2,500,000
         Kelly's Coffee Group, Inc.                                  154,271
         Wichita Development Corporation                             884,757

Axia Companies with Brokerage Accounts:

Hudson Consulting Group, Inc.  Account

---------------------------------------- --------------------- -----------------  --------------------
Name of Company                          Number of shares      per share value      extended value
---------------------------------------- --------------------- -----------------  --------------------
All American Sportpark Inc.              35,500                $0.03                   $1,065
---------------------------------------- --------------------- -----------------  --------------------
Bib.Net Corp.                            250,000               $0.02                   $5,000
---------------------------------------- --------------------- -----------------  --------------------
Career Worth Inc.                        450,000               $0.003                  $1,350
---------------------------------------- --------------------- -----------------  --------------------
Cathayone Inc.                           106,434
---------------------------------------- --------------------- -----------------  --------------------
Educational Entertainment Inc.           100,000
---------------------------------------- --------------------- -----------------  --------------------
Gateway Distributors Ltd.                29,440                $0.032                 $942.08
---------------------------------------- --------------------- -----------------  --------------------
Global Datatel                           27,140                $0.0011                 $29.85
---------------------------------------- --------------------- -----------------  --------------------
Health Watch - Restricted                1,800                 $0.20                    $360
---------------------------------------- --------------------- -----------------  --------------------
JAB Int'l Inc.                           600,000
---------------------------------------- --------------------- -----------------  --------------------
Keystone Energy                          50,000                $0.001                    $50
---------------------------------------- --------------------- -----------------  --------------------
Maxx International Inc.                  187,000               $0.015                 $2,805
---------------------------------------- --------------------- -----------------  --------------------
Neogenomics Inc.                         200,000               $0.012                 $2,400
---------------------------------------- --------------------- -----------------  --------------------
NuOasis Resorts Inc.                     214,000               $0.003                   $642
---------------------------------------- --------------------- -----------------  --------------------
Onspan Networking Inc.                   2,292                 $0.89               $2,039.88
---------------------------------------- --------------------- -----------------  --------------------
Power Exploration Inc.                   450                   $0.15                  $67.50
---------------------------------------- --------------------- -----------------  --------------------
Sandy Creek Corp.                        79,000                $0.015                 $1,185
---------------------------------------- --------------------- -----------------  --------------------
Sedona Worldwide Inc.                    57,609                $0.065              $3,744.58
---------------------------------------- --------------------- -----------------  --------------------
TRSG Corporation (restricted)            500,000               $0.04                 $20,000
---------------------------------------- --------------------- -----------------  --------------------
Tianrong Internet Prods & SVC            500,919               $0.001                $500.92
---------------------------------------- --------------------- -----------------  --------------------
Torchmail Communications Inc.            1,051                 $2.00                  $2,102
---------------------------------------- --------------------- -----------------  --------------------
Worldwater Corp.                         18                    $0.19                   $3.42
---------------------------------------- --------------------- -----------------  --------------------
Youthline USA Inc.                       157,709               $0.001                $157.71
---------------------------------------- --------------------- -----------------  --------------------

Oasis International Hotel & Casino, Inc. Account

---------------------------------------- --------------------- -----------------  --------------------
Global Casino New                        54,998                $0.15              $ 8,249.70
---------------------------------------- --------------------- -----------------  --------------------
Kelly's Coffee Group                     479,349               $0.078             $37,389.22
---------------------------------------- --------------------- -----------------  --------------------
Wichita Development Corp                 159,783               $0.01               $1,597.83
---------------------------------------- --------------------- -----------------  --------------------


Wichita Development Corporation Account

---------------------------------------- --------------------- -----------------  --------------------
Airnet Communications Corp               2,900                 $0.53                 $1,537
---------------------------------------- --------------------- -----------------  --------------------
Axia Group, Inc.                         58,700                $0.60                $35,220
---------------------------------------- --------------------- -----------------  --------------------
Oracle Systems                           1,500
---------------------------------------- --------------------- -----------------  --------------------
Wichita Development Corp.                7,000                 $0.01                    $70
---------------------------------------- --------------------- -----------------  --------------------

                                   Exhibit "C"

Securities to be transferred to Kelly's ("Axia Shares")

Shell Corporations:

         Name                         Shares held by Axia & ownership percentage

CyberCosmetics, Inc.                    1,000,000              46.5%
CyberEye, Inc.                          2,000,000              36%
CyberFishing, Inc.                      2,000,000              36%
CyberLead, Inc.                         2,000,000              36%
CyberLife, Inc.                         2,000,000              36%
CyberOil, Inc.                          1,000,000              49%
CyberSkiing, Inc.                       2,000,000              36%
CyberSoccer, Inc.                       1,000,000              49%
CyberTennis, Inc.                       1,000,000              49%
CyberTyme, Inc.                         2,000,000              36%
CyberWholesale, Inc.                    1,000,000              49%
CyberWrestling, Inc.                    1,000,000              49%
CyberWrite, Inc.                        2,000,000              36%

Share Certificates held by Axia:

         Name                                      Number of Shares held by Axia

   ATC II, Inc.                                            18,560
   Earth Broadcasting Corporation                           2,857
   ELocity Networks Corporation (fka Vaxcel, Inc.)      2,495,043
   EnviroTec, Inc.                                        100,000
   Eurotronics Holdings Incorporated                       50,000
   Great American Gold Company                            171,177
   KMC Foods, Inc.                                          1,000

Holdings from Brokerage Account:

       Axia Group, Inc. Account:

----------------------------- ------------------ ----------------------------
Name of Corporation           Number of shares   Market Value  2/19/02
                                                 per share         Total
----------------------------- ------------------ ----------------------------
Axia Group, Inc.              102,085            $0.60              $61,251
----------------------------- ------------------ ----------------------------
Biotel Inc.                   3,925              $0.60              $2,355
----------------------------- ------------------ ----------------------------

Columbus Networks Co.         150,000            $0.07              $10,500
----------------------------- ------------------ ----------------------------
Environmental Const. Products 24,400
----------------------------- ------------------ ----------------------------
Global Casino New             4,000              $0.15             $600
----------------------------- ------------------ ----------------------------
Kelly's Coffee Group          185,000            $0.078            $14,430
----------------------------- ------------------ ----------------------------
Rollerball International      23,916             $0.015            $358.74
----------------------------- ------------------ ----------------------------
Sandy Creek Corporation       200,000            $0.015            $3,000
----------------------------- ------------------ ----------------------------
Vidmar Acquisition Inc.       17,800             $0.02             $356
----------------------------- ------------------ ----------------------------
Wichita Development Corp.     182,600            $0.01             $1,826
----------------------------- ------------------ ----------------------------

                                   Exhibit "D"
                          RESTRICTION ON SALE AGREEMENT

This Restriction on Sale Agreement ("Agreement") is made part of and incorporated by reference as Exhibit "D" of the Disclosure Schedule to the Stock Purchase Agreement effective as of even date between Axia Group, Inc. and Kelly's Coffee Group, Inc., wherein 255,100,000 ("Kelly's Shares") shares of the common stock of Kelly's Coffee Group, Inc. ("Kelly's") are to be issued to Axia Group, Inc. ("Axia") in exchange for substantially all the assets and liabilities of Axia.

Axia hereby represents, warrants, covenants and agrees, for the benefit of Kelly's and the holders of record ("third party beneficiaries") of Kelly's outstanding securities, as of the date hereof and for a period of twenty-four
(24) months hereafter, that neither Axia nor any transferee of Axia will attempt to sell any of the Kelly's Shares through a publically brokered transaction into the public market. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void. Axia further agrees that Kelly's (i) may provide a copy of this Agreement to the Kelly's transfer agent for the purpose of instructing the Kelly's transfer agent to place a legend on the certificate(s) evidencing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Kelly's Shares are subject to the terms of this Agreement and (ii) may instruct its transfer agent not to transfer the Kelly's Shares in violation of this Agreement and (iii) may issue instructions to its transfer agent that the restrictive legend not be removed from certificates representing the Kelly's Shares for the period required under this Agreement.

This Agreement shall be binding upon the Axia, its agents, heirs, successors, assigns and beneficiaries. Any waiver by Kelly's of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by Kelly's and Axia and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. Axia agrees that any breach of this Agreement will cause Kelly's and the third party beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this agreement by the Axia, Axia hereby agrees that Kelly's and the third party beneficiaries shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. Axia also agrees that Kelly's and all third party beneficiaries shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damages.

Agreed and accepted this   day of February 2002.

AXIA GROUP, INC.                            KELLY'S COFFEE GROUP, INC.

By:  /s/ Gerald Einhorn                     By:  /s/ Richard Surber
-----------------------------               ------------------------------
Name:  Gerald Einhorn                       Name:  Richard Surber
Title: Secretary                            Title: President

Exhibit 2







                          Audited Financial Statements

                                       for
                                Axia Group, Inc.

                               For the Years ended
                           December 31, 2000 and 2001

                                                                AXIA GROUP, INC
Index to Consolidated Financial Statements

--------------------------------------------------------------------------------





                                                                            Page


Independent auditors' report - Tanner + Co.                                  F-2


Independent auditors' report - Mantyla McReynolds                            F-3


Consolidated balance sheet                                                   F-4


Consolidated statement of operations                                         F-5


Consolidated statement of stockholders' equity                               F-6


Consolidated statement of cash flows                                         F-8


Notes to consolidated financial statements                                  F-10

                                                    INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Axia Group, Inc. (formerly known as CyberAmerica Corporation)


We have audited the accompanying consolidated balance sheet of Axia Group, Inc. (a Nevada corporation, formerly known as CyberAmerica Corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations and comprehensive loss, stockholders equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axia Group, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


TANNER + CO.

Salt Lake City, Utah
March 26, 2002

                                                    INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
AXIA Group, Inc. (formerly known as CyberAmerica Corporation)
Salt Lake City, Utah

We have audited the accompanying consolidated statements of stockholders equity, operations, and cash flows of AXIA Group, Inc.(a Nevada corporation, formerly known as CyberAmerica Corporation) and subsidiaries for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of AXIA Group, Inc. and subsidiaries for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ Mantyla McReynolds
                                            Mantyla McReynolds


April 10, 2001
Salt Lake City, Utah




See accompanying notes to consolidated financial statements.

                                                      Consolidated Balance Sheet

                                                               December 31, 2001
              Assets

Current assets:
     Cash                                                        $    295,134
     Accounts receivable - trade, net of allowance of $114,246         90,155
     Related party accounts receivable                                 81,986
     Current portion of notes receivable                               42,500
     Prepaid expenses                                                   5,970
     Marketable securities                                          1,155,621
                                                                 ------------
                                                                 ------------

                Total current assets                                1,671,366
                                                                 ------------

Fixed assets:
     Property and equipment, net                                    5,713,523
     Land                                                           1,835,649
                                                                 ------------

                Total fixed assets                                  7,549,172
                                                                 ------------

Other assets:
     Real property held for sale                                      250,397
     Notes receivable                                                 255,000
     Other assets                                                      44,082
                                                                 ------------

                Total other assets                                    549,479
                                                                 ------------

                Total assets                                     $  9,770,017
                                                                 ------------

                                                      Consolidated Balance Sheet
                                                               December 31, 2001

              Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                         $          31,423
     Accrued liabilities                                                226,466
     Current portion of IEPA liability                                  160,000
     Current portion of WVDEP liability                                  20,000
     Current portion long-term debt                                   1,151,892
                                                              -----------------

                Total current liabilities                             1,589,781
                                                              -----------------

Long-term liabilities:
     Long-term debt                                                   4,439,944
     IEPA liability                                                      62,629
     WVDEP liability                                                     26,499
                                                              -----------------

                Total long-term liabilities                           4,529,072
                                                              -----------------

                Total liabilities                                     6,118,853
                                                              -----------------

Minority interest                                                       628,210

Stockholders' equity:
     Preferred stock, $.001 par value, 20,000,000
        shares authorized, no shares issued or outstanding                    -
     Common stock, $.001 par value, 200,000,000
        shares authorized, 5,356,359 shares issued                        5,356
     Paid-in capital                                                 17,107,827
     Treasury stock, 1,261,166 shares at cost                       (1,153,376)
     Accumulated deficit                                           (12,750,797)
     Unrealized holding loss                                          (186,056)
                                                              -----------------

           Total stockholders' equity                                 3,022,954
                                                              -----------------

                Total liabilities and stockholders' equity    $       9,770,017
                                                              -----------------

                     Consolidated Statement of Operations and Comprehensive Loss

                                                                       Years Ened December 31,

                                                                       2001            2000
                                                                 ----------------  -------------
Revenue:
     Consulting revenue                                          $      560,697    $  1,383,180
     Consulting revenue - related parties                                94,038               -
     Rental revenue                                                     939,447         801,659
     Sale of property ($1,287,305 to related party)                           -       1,415,406
                                                                 ----------------  -------------

                Total revenue                                         1,594,182       3,600,245
                                                                 ----------------  ------------

Cost of revenue:
     Cost associated with consulting revenue                            643,914       1,558,112
     Cost associated with rental revenue                                820,632         846,698
     Interest expense associated with rental revenue                    490,372         423,706
     Cost of sale of property ($1,148,001 to related party)                   -       1,263,537
                                                                 ----------------  ------------

                Total cost of revenue                                 1,954,918       4,092,053
                                                                 ----------------  ------------

Gross margin                                                          (360,736)       (491,808)

Impairment of long-lived assets                                       (562,859)       (118,786)
Impairment of marketable securities                                 (1,827,009)               -
(Loss) gain on sale of marketable securities                        (1,027,039)       1,172,843
Selling, general and administrative expense                           (646,493)       (957,810)
                                                                 ----------------  ------------

Operating loss                                                      (4,424,136)       (395,561)

Other income (expense):
     Interest income                                                    104,290         222,156
     Interest expense                                                  (76,849)        (26,806)
     Other (expense) income                                             (5,894)          19,359
     Loss on disposal of subsidiaries                                  (38,718)               -
                                                                 ----------------  ------------

                Total other (expense) income                           (17,171)         214,709

Loss before minority interest and income taxes                      (4,441,307)       (180,852)
Minority share of loss                                                   81,225         104,818
                                                                 ----------------  ------------

Loss before income taxes                                            (4,360,082)        (76,034)

Provision for income taxes                                                    -               -
                                                                 ----------------  ------------

Net loss                                                         $  (4,360,082)    $   (76,034)
                                                                 ----------------  ------------

         Unrealized loss on securities available for sale             1,585,897     (2,202,087)

         Less: reclassification adjustment for losses
           included in net income                                   (1,827,009)               -
                                                                 ----------------  ------------

         Comprehensive loss                                      $  (4,601,194)    $(2,278,121)
                                                                 ----------------  ------------

Net loss per common share, basic and diluted                     $       (0.87)    $     (0.03)
                                                                 ----------------  ------------

Weighted average common shares outstanding, basic and diluted         5,024,000       3,204,000
                                                                 ----------------  ------------

See accompanying notes to consolidated financial statements.

                                  Consolidated Statement of Stockholders' Equity

                                          Years Ended December 31, 2001 and 2000

                                                                                                                        Total
                                                   Common Stock      Paid-In     Treasury   Accumulated  Unrealized  Stockholders'
                                            ----------------------
                                               Shares     Amount     Capital      Stock      Deficit     Gain (Loss)   Equity
                                            ----------  --------   -----------   --------- ------------ -----------  -----------

Balance, January 1, 2000                     3,227,238  $  3,228   $15,355,080   $       - $(8,314,681) $   430,134  $ 7,473,761

Issued stock for assets                        146,286       146       146,140           -            -           -      146,286

Issued stock for cash                           50,000        50        19,950           -            -           -       20,000

Issued stock for services                      147,870       148       110,755           -            -           -      110,903

Issued stock for debt                           25,000        25        24,975           -            -           -       25,000

Issued stock for collateral - Note 6           833,333       833         (833)           -            -           -            -

Cancelled certificates                       (171,019)     (171)           171           -            -           -            -

Purchase of treasury stock                           -         -             -   (662,595)            -           -    (662,595)

Unrealized loss                                      -         -             -           -            - (2,202,087)  (2,202,087)

Net loss                                             -         -             -           -     (76,034)           -      76,034)

Payment of dividends                                 -         -     (116,022)           -            -           -    (116,022)
                                            ----------  --------   -----------  ---------- ------------ -----------  -----------


                                 Consolidated Statement of Stockholders' Equity
                                                                      Continued


                                                                                                                           Total
                                                  Common Stock    Paid-In      Treasury     Accumulated   Unrealized   Stockholders'
                                              -----------------
                                                Shares   Amount   Capital       Stock        Deficit      Gain (Loss)     Equity
                                              ---------- ------  ---------- -------------  -------------  -----------   -----------

Balance, December 31, 2000                     4,258,708  4,259  15,540,216     (662,595)    (8,390,715)  (1,771,953)     4,719,212

Issued stock for cash                            527,969    528     312,347             -              -            -       312,875

Issued stock for securities                      139,682    139     104,621             -              -            -       104,760

Issued stock for employment bonus                420,000    420     217,980             -              -            -       218,400

Issued stock for services                         10,000     10       2,990             -              -            -         3,000

Acquisition of Wichita Development in
  exchange for stock of subsidiary, net of
minority
  interest of $210,042 (see Note 2)                    -      -     819,560             -              -            -       819,560

Acquisition of minority interests                      -      -     110,113             -              -            -       110,113

Purchase of treasury stock                             -      -           -      (14,298)              -            -      (14,298)

Reclassification of Company stock held by              -      -           -     (476,483)              -            -     (476,483)
subsidiaries

Recognition of unrealized holding loss due
  to impairment                                        -      -           -             -              -    1,585,897    1,585,897

Net loss                                               -      -           -             -    (4,360,082)            -   (4,360,082)
                                              ---------- ------ -----------  ------------  -------------  -----------   -----------

Balance, December 31, 2001                     5,356,359 $5,356 $17,107,827  $(1,153,376)  $(12,750,797)  $ (186,056)   $ 3,022,954
                                              ---------- ------ -----------  ------------  -------------  -----------   -----------

                                            Consolidated Statement of Cash Flows

                                                                Years Ended December 31,

                                                                     2001           2000
                                                               ------------   ---------------
Cash flows from operating activities:
     Net loss                                                  $(4,360,082)   $      (76,034)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Loss (gain) from sale of investments                     1,027,039       (1,172,843)
         Loss (gain) from sale of land and real
           property for sale                                          6,000         (139,304)
         Loss on disposition of property, plant and equipment        24,519                 -
         Loss on disposition of subsidiaries                         38,718                 -
         Impairment of marketable securities                      1,827,009                 -
         Impairment of long-lived assets                            562,859                 -
         Change in minority interest                               (81,225)          (81,235)
         Depreciation and amortization                              190,724           249,676
         Issued stock for employment bonus                          218,400                 -
         Issued stock for services                                    3,000           110,903
         Issued stock for assets and debt                                 -           171,286
         Decrease (increase) in:
              Accounts and notes receivable                         336,967           949,879
              Prepaid expenses                                      (1,711)             1,264
              Investment securities at cost                         120,000                 -
              Other assets                                         (44,082)                 -
         Increase (decrease) in
              Accounts and notes payable                           (78,347)         (642,086)
              Accrued liabilities                                    12,096         (224,023)
                                                               ------------   ---------------

                Net cash used in    operating activities          (198,116)         (852,517)
                                                               ------------   ---------------

Cash flows from investing activities:
     Proceeds from sale of marketable securities                    113,671         4,500,714
     Cash received in acquisition of Wichita Development            188,280                 -
     Purchase of marketable securities                            (148,189)       (2,760,781)
     Proceeds on sale of real property held for sale                  1,500                 -
     Proceeds on sale of subsidiaries                                   200                 -
     Purchase of property, plant and equipment                    (154,456)         (433,472)
                                                               ------------   ---------------

                Net cash provided by Investing activities             1,006         1,306,461
                                                               ------------   ---------------




See accompanying notes to consolidated financial statements.

                                            Consolidated Statement of Cash Flows
                                                                       Continued


                                                                    2001          2000
                                                                ----------  ------------
Cash flows from financing activities:
     Principal payments on long-term debt                       $ 194,425)  $  (336,243)
     Proceeds from issuance of long-term debt                      209,672       685,000
     Purchase of treasury stock                                   (14,298)     (662,595)
     Issued stock for cash                                         312,875        20,000
                                                                ----------  ------------

         Net cash provided by (used in) financing activities       313,824     (293,838)
                                                                ----------  ------------

                Net increase in cash                               116,714       160,106

                Cash, beginning of year                            178,420        18,314
                                                                ----------  ------------

                Cash, end of year                               $  295,134  $    178,420
                                                                ----------  ------------

Supplemental Disclosure of Information:

     Cash paid during the year for interest                     $  463,000  $    451,000
                                                                ----------  ------------

     Cash paid during the year for income taxes                 $        -  $          -
                                                                ----------  ------------

                                            Consolidated Statement of Cash Flows
                                                                       Continued


Non-cash investing and financing activities:

2001
o Effective October 17, 2001, the Company acquired an approximate 85% interest in Wichita Development Corporation, an entity with common officers and directors, (see Note 2) in exchange for 100% of the common stock of Kearns Development Corporation. Assets and liabilities acquired consists of the following:

Cash                                                      $         188,280
Notes receivables                                                   146,724
Prepaid expenses                                                        709
Marketable securities - available for sale                          534,353
Property, plant and equipment, net                                  473,726
Land                                                                100,000
Accounts payable                                                    (2,353)
Accrued liabilities                                                (33,151)
Notes payable                                                     (273,926)
                                                         -------------------

                  Net assets received                     $       1,134,362
                                                         -------------------

Because the transaction was between related parties, no gain was recorded in the statement of operations. The net equity of Wichita Development of $1,134,362 was recorded as a contribution to paid-in capital.

o At the time of acquisition, Wichita Development held 751,351 shares of the Company's common stock, valued at cost of $476,483, which was reclassified from marketable securities to treasury stock.

o As a result of the acquisition, the Company's minority interest was increased and paid-in capital was reduced by $210,042.














See accompanying notes to consolidated financial statements.

                                            Consolidated Statement of Cash Flows
                                                                       Continued

o On August 2, 2001, the Company divested its entire ownership of Nephi Development, Inc. (Nephi), formerly known as Cyber Lacrosse, Inc., which was 89% owned by the Company prior to divestiture. Consideration received and assets and liabilities divested consists of the following:

Consideration (cash) received                          $        100
                                                       ------------
Assets and liabilities divested:
     Property, plant and equipment, net                    (89,294)
     Land                                                 (100,000)
     Accounts payable                                           200
     Notes payable                                          171,907
                                                       ------------
                                                           (17,187)
                                                       ------------

                  Loss on sale of Nephi                $   (17,087)
                                                       ------------

o On August 2, 2001, the Company divested its entire ownership of Taylor's Landing, Inc. (Taylor's), which was 91% owned by the Company prior to divestiture. Consideration received and assets and liabilities divested consists of the following:

Consideration (cash) received                          $        100
                                                       ------------
                                                       ------------

Assets and liabilities divested:
     Property, plant and equipment, net                   (122,754)
     Land                                                   (5,000)
     Accounts payable                                           200
     Notes payable                                          105,823
                                                       ------------
                                                           (21,731)
                                                       ------------
                                                       ------------

                  Loss on sale of Taylor's             $   (21,631)
                                                       ------------

                                            Consolidated Statement of Cash Flows
                                                                       Continued

o The Company issued 420,000 shares of its common stock valued at $218,400 as employment bonuses to two officers of the Company.

o The Company issued 10,000 shares of its common stock value at $3,000 for services.

o The Company impaired the Lafayette hotel held by Golden Opportunity Development, a majority-owned subsidiary, by $462,859 of property, plant and equipment and $100,000 of land.

2000

     The Company paid a dividend to its shareholders of 1,546,957 shares of Professional Wrestling Alliance, a marketable security held by the Company, valued at $116,022. See Note 10.

                                      Consolidated Notes to Financial Statements

                                                               December 31, 2001
--------------------------------------------------------------------------------

1.   Summary of     Nature of Operations
     Significant The Company incorporated under the laws of the State of Ohio Accounting on July 10, 1984, as The Canton Industrial Corporation. On
     Policies       May 3, 1993, the Company redomiciled to the State of Nevada.
                    In June 1996 the Company  changed  its name to  CyberAmerica
                    Corporation and on December 6, 2000, the Company changed its name to AXIA  Group,  Inc.  The Company  provides  financial
                    consulting   services   and  engages  in  the   acquisition,
                    management, leasing and sale of real estate.

                    Reorganization
                    On February 22, 1988, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On November 7, 1994, the bankruptcy was discharged.

                    Accounting Method
                    The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

                    Principles of Consolidation
                    The accompanying consolidated financial statements include the accounts of AXIA Group, Inc. and its subsidiaries, as summarized in Note 3. Minority interest represents minority shareholders' proportionate share of the equity in several of the consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

                    Cash and Cash Equivalents
                    For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

                    Deferred Income Taxes
                    For financial reporting purposes the Company uses the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years.

                                                   Notes to Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1.   Summary of     Depreciation
     Significant    Property   and   equipment   is   depreciated    using   the
     Accounting     straight-line  method over the useful  lives shown below for
     Policies       financial reporting purposes.
     Continued
                        Asset                           Useful Life

                        Computers                       3 years
                        Equipment and fixtures          5 to 10 years
                        Buildings and improvements      20 to 39 years

                    The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Expenditures for maintenance and repairs are expensed as incurred; additions and improvements are capitalized.

                    Net Loss Per Common Share
                    Net loss per common share is based on the weighted average number of shares outstanding during the periods shown. The Company had common stock equivalents outstanding at December 31, 2001 and 2000 in the form of stock purchase options. The options are held by present and former employees. The inclusion of the outstanding options would be anti-dilutive to the income or loss per share in 2001 and 2000. Accordingly, such stock options have not been included in the weighted average number of common shares.

                    Use of Estimates
                    The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.   Summary of     Revenue Recognition
     Significant Rental revenues are recorded in the period in which they are Accounting earned in accordance with rental agreements and lease
     Policies       contracts.   Consulting  revenues  are  recorded  after  the
     Continued      performance of services.  Much of the consulting  revenue of the Company is received as restricted equity securities of the clients it serves, and is recorded at the most readily ascertainable value.

                    Marketable Securities
                    Marketable securities classified as "available for sale" are carried in the financial statements at fair value. Realized gains and losses, determined using the specific identification method, are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders equity. Declines in fair value below amortized cost that are other than temporary are included in earnings. Gains and losses on sales of securities available for sale are determined using the average cost method.

                    Issuance of Common Stock
                    The Company frequently issues shares of its common stock to acquire assets, retire debt and pay for services. When stock is issued for assets, debt or services, the value of the stock and related assets, debt or services is determined by the Board of Directors, based, in part, on the current trading price of the Company's common stock.

                    Environmental Compliance and Remediation
                    The Company determin The Company determines potential liability on a site by site basis and records a liability when its existence is probable and reasonably estimable. Expenditures that do not have a future economic benefit are expensed as incurred. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized.

                    Impairment of Long-Lived Assets
                    The Company recognizeThe Company recognizes impairment losses as the difference between historical cost and fair value of the asset, less costs to sell, when management determines that events and circumstances indicate a need to assess impairment, and when that assessment indicates that historical cost materially exceeds fair value, less costs to sell.

                    Advertising

                    The Company expenses The Company expenses advertising costs as incurred. Advertising expense was $18,468 and $21,459 for the years ended December 31, 2001 and 2000.

2.   Liquidity      The Company has incurred net losses and negative  cash flows from operating  activities for the years ended  December 31,
                    2001 and 2000 and has an accumulated deficit. The Company is in the process of refinancing approximately $600,000 of debt which is due in 2002. In addition,  the Company is currently attempting  to  refinance  other debt  secured by  property.
                    Management believes that the combination of existing working capital  and the  refinance  of debt due in 2002 and working
                    capital  funds   anticipated  to  be  received  through  the
                    refinance  of  other  debt  secured  by  property   will  be
                    sufficient   to  assure   continuation   of  the   Company's
                    operations through December 31, 2002. There can be no assurance that the Company will be successful in refinancing debt due in 2002 or in obtaining additional funds through the refinance of other debt. If the Company is unable to secure debt refinancing, it may be required to substantially curtail operations or liquidate certain investments.

3.   Subsidiaries   Diversified Holdings I, Inc. (DHI), a Nevada corporation and
                    99% owned subsidiary of the Company, was formed on March 22, 1996. DHI is a holding company which has majority ownership of the following subsidiaries:

                    o Hudson Consulting Group, Inc. (Hudson) was incorporated in Nevada on April 16, 1996, as Diversified Holdings XIII, Inc. for the purpose of providing business consulting services. On March 5, 1997, its name was changed to Hudson Consulting Group, Inc. Hudson is 100% owned by DHI.

                    o Oasis International Hotel & Casino, Inc. (OIHC), a Nevada corporation, was formed on November 20, 1995 for the purpose of acquiring, owning and managing specific property in Elko County, Nevada. OIHC is 91% owned by DHI and currently has no real estate holdings.

                    o Canton Industrial Corporation of Salt Lake City (CICSLC), a Utah corporation, was incorporated on September 29, 1993 for the purpose of acquiring, owning and managing a specific property. CICSLC sold the property in December 1998, and currently holds a promissory note from the purchaser, secured by a deed of trust on the property, in the amount of $255,000, bearing interest at 8%, principal and interest due March 31, 2002. CICSLC is 80% owned by DHI and 10% owned by the Company.

3.   Subsidiaries   o    Golden Opportunity  Development Corporation (GODC), was
     Continued           incorporated   in   Louisiana   on  May  7,   1997  and
                         redomiciled to Nevada during 2000. GODC owned and operated The General Lafayette Inn located in the downtown area of Baton Rouge, Louisiana, and is owned
                         21%  by  DHI  and  63%  by  the  Company.  The  General
                         Lafayette was sold in January 2002.

                    o Canton's Wild Horse Ranch II, Inc. (CWHRII), was incorporated in Arizona on February 3, 1994, for the purpose of acquiring, owning and managing certain unimproved raw land. The land was sold in 1999 and currently CWHRII has minimal assets and is owned 91% by DHI.

                    o West Jordan Real Estate Holdings, Inc. (WJREH), was formed on June 7, 1994 in Utah for the purpose of acquiring, owning and managing a specific property. WJREH currently owns a commercially rented retail shopping plaza in Salt Lake City, Utah. WJREH is owned 89% by DHI.

                    o Salt Lake Development, Inc. (SLD), is a Utah corporation formed on January 21, 1994 as Canton's Commercial Carpet Corporation. On May 31, 2001, its name was changed to Salt Lake Development, Inc. SLD owns the building where the Company's office is located, in addition to the New Brigham apartments in Ogden, Utah.

                    o Kearns Development Corporation (Kearns), a Nevada corporation, was incorporated February 16, 1996 as Cyber Studio, Inc. On April 4, 2001, its name was changed to Kearns Development Corporation. During 2000, Kearns purchased a commercially rented building in Kearns, Utah. Pursuant to the Wichita Development transaction mentioned below, Kearns is more than 80% owned by Wichita Development Corporation from October 17, 2001 to December 31, 2001. Prior to October 17, 2001, Kearns was owned 86% by DHI.

                    o    Diversified   Holdings  XIX,  Inc.  (DHXIX),  a  Nevada
                         corporation, was formed on April 29, 1996, for the purpose of acquiring, owning and managing certain real estate property. On August 2, 1996, DHXIX purchased land in Cheriton, Virginia. The land has subsequently been sold. Currently DHXIX has minimal assets and is owned 100% by DHI.

3.   Subsidiaries   In  addition to DHI,  the C In addition to DHI,  the Company
     Continued      has majority ownership in the following subsidiaries:

                    o Wasatch Capital Corporation (WCC), a Utah corporation, was incorporated on June 10, 1991. WCC owns a commercially rented building in downtown Salt Lake City and is owned 15% by Hudson and 65% by the Company.

                    o Downtown Development Corporation (Downtown), was incorporated by the Company on November 30, 1999 in Utah as A-Z South State Corporation. On August 22, 2001, its name was changed to Downtown Development Corporation. Downtown owns a commercially rented building in Salt Lake City, Utah, and is 100% owned by the Company.

                    o Wichita Development Corporation (WD) was organized under the laws of the State of Nevada on February 15, 1996 as Cyberbotanical, Inc. WD was in development stage until August 30, 2000 at which time it issued 18,400,000 shares of common stock to Kelly's Coffee Group, Inc. for $540,554 and purchased a building in Wichita, Kansas, known as the Board of Trade Center. On October 12, 2000, WD changed its name to Wichita Development Corporation. On October 17, 2001, the Company purchased 18,100,000 shares of restricted stock of Kearns Development Corporation, a majority owned subsidiary of Axia Group, Inc. in exchange for issuing 80,000,000 shares of its common stock to Axia Group, Inc. As a result of the transaction, Kearns is an 85.6 percent owned subsidiary of WD and WD became a greater than 80 percent owned subsidiary of Axia Group, Inc. when the newly issued shares are combined with the shares already owned by Axia and its subsidiaries. As a result of the transaction, the operations of WD from October 17, 2001, date of acquisition to December 31, 2001 and the operations of Kearns for the year ended December 31, 2001 are included in the Company's consolidated financial statements.

                    o Wichita Properties, Inc. (WPI) was organized under the laws of the State of Nevada on October 18, 2001 for the purpose of acquiring, owning and managing certain real property no yet identified and purchased. Currently, WPI has minimal assets and is owned 100% by WD.

3.   Subsidiaries   o    Canton Tire Recycling of West Virginia,  Inc.  (CTRWV),
     Continued           was  incorporated by the Company on February 25,  1993,
                         in West Virginia, for the purpose of acquiring, owning and managing a specific property. CTRWV holds the Parkersburg Terminal, recorded as real property held for sale of $232,104 and property and equipment of $59,209, and is 100% owned by the Company.

                    Ownership in the following companies, previously consolidated subsidiaries, was transferred to Fung Shuei Consulting, Inc., formerly known as World Alliance Consulting, Inc. (see note 6) during 2000: Oasis International, Inc.

                    Adobe Hills Ranch II, LLC

                    Diversified Holdings II, Inc.

                    Diversified Land and Cattle Co.

                    Great Basin Water Corporation

                    Lexington 3 Mile East Terrace Mountain Estates, Inc.

                    Lexington 4 Mile East Terrace Mountain Estates, Inc.

                    Lexington One Mile East Little Pigeon Mountain Estates, Inc.


4.   Income Taxes   The Company  provides for deferred income taxes on temporary differences  that  represent  tax  effects  of  transactions reported for tax purposes in periods different than for book purposes.
                    The   provision   for  income  taxes  for  the  years  ended
                    December 31 results in an effective tax rate which differs from federal income tax rates as follows:

                                                          2001          2000

    Expected tax benefit at federal statutory rate   $ (1,482,000)    $(26,000)

    State income tax benefit, net of federal
        income tax benefit                               (218,000)      (4,000)

    Other                                                   32,000            -

    Change in valuation allowance                        1,668,000       30,000

        Income tax benefit                           $           -    $       -

4.   Income Taxes   The  components  of the net  deferred tax as of December 31,
     Continued      2001 are as follows:

                    Allowance for doubtful accounts                  $    45,000

                    Net operating loss carryforward                    1,969,000

                    Impairment of marketable securitie                   713,000

                    Impairment of long-lived assets                      266,000
                                                                     -----------
                                                                       2,993,000

                    Valuation allowances                             (2,993,000)

                        Net deferred taxes                           $         -

                    The Company conducts The Company conducts a periodic examination of its valuation allowance. Factors considered in the evaluation include recent and expected future earnings and the Company's liquidity and equity positions. As of December 2001, the Company has established a valuation allowance for the entire amount of net deferred tax assets because there is significant uncertainty surrounding its ultimate realization.

                    The Company has net operating loss ("NOL") carryforwards at December 31, 2001 Applied conducts a periodic examination of its valuation allowance. Factors of approximately $5,049,000 which expire beginning in 2011. The NOL considered in the evaluation include recent and expected future earnings and carryforwards are limited to use against future taxable income due to changes Applied's liquidity and equity positions. As of December 2001, 2000 and 1999, in ownership and control. Applied has established a valuation allowance for the entire amount of net deferred tax assets. 5. Notes Notes receivable consist of the following at December 31, 2001: Receivable

5. Notes            Notes receivable consist of the following at December 31,
Receivable          2001:

                    Notes receivable from an individual, with interest at 8%, due March 31, 2002, secured by the individual's 50%,
                    interest in a building                          $   255,000

                    Note receivable from the son of a former significant stockholder, with interest at 9%, due on demand, secured by
                    marketable securities                                 30,000

5.   Notes          Note receivable from an individual, with interest at 7%, due
Receivable          on demand, unsecured                                12,500
 Continued

                                                                        297,500

                                   Less: current portion               (42,500)

                                                                      $ 255,000


6.   Fixed          Fixed assets consist of the following at December 31,  2001:
     Assets

                        Buildings and improvements            $ 6,340,334
                        Furniture and equipment                   160,720
                        Vehicles                                   47,185
                        Accumulated depreciation                (834,716)
                                                              -----------
                                                              $ 5,713,523
                        Land                                    1,835,649
                                                              -----------
                                                                7,549,172

7.   Real           As  of  December 31,  2001,  real  property  held  for  sale
Property            consists of land of $250,397.
Held for Sale

8.   Debt           The  Company's  long-term  debt  consists  the  following at
                    December 31,  2001:  Note  payable  bearing  interest at 6%, monthly  payments  of  $11,391,  due 2027,  secured by first trust deed on land and buildings
                                                                   $   1,780,600

                    Mortgage payable bearing interest at 9%, monthly payments of $6,661, due April 2002, secured by first trust deed on land

                                                                        640,935

                    Note payable bearing interest at 9.25%, monthly payments of $5,737 due May 2002, secured by first trust deed on land and building, guaranteed by the Company's president and CEO

                                                                         616,301

                    Mortgage payable bearing interest at 9%, monthly payments of $6,028, due August 2003, secured by first trust deed on land and building

                                                                         608,844

8.   Debt           Mortgage  payable  bearing   interest  at  12.07%,   monthly
     Continued      payments  of $6,172,  due July 2029,  secured by first trust deed on land and building
                                                                         594,762

                    Mortgage  payable  bearing   interest  at  11.13%,   monthly
                    payments of $5,934, due February 2029, secured by first trust deed on land and and building

                                                                         577,139

                    Mortgage  payable  bearing   interest  at  9.725%,   monthly
                    payments of $4,231, due December 2002, secured by first deed on land

                                                                         374,998

                    Mortgage payable bearing interest at 10.97% monthly payments of $2,689, due February 2026, secured by first deed of trust on land and buildings

                                                                         273,360

                    Mortgage payable bearing interest at 8.75% monthly payments of $362, due July 2017, secured by first trust deed on land and building

                                                                          36,873

                    Mortgage payable bearing interest at 8.25%, monthly payments of $301, due September 2016, secured by first trust deed on building

                                                                          30,840

                    Note payable bearing interest at 9.35%, monthly payments of $970, due April 2004, secured by vehicle

                                                                          29,296

                    Mortgage payable bearing interest at 9.5%, monthly payments of $309, due March 2015, secured by first deed on land and building

                                                                          27,888
                                                                     -----------
                                                                       5,591,836
                            Less current portion                     (1,151,892)
                                                                     -----------
                                                                       4,439,944

8.   Debt           Scheduled principal red Scheduled  principal  reductions are
     Continued      as follows:

                    Year Ending December 31:

                                          2002                         1,151,892
                                          2003                           671,632
                                          2004                           651,401
                                          2005                            52,646
                                          2006                            56,573
                                          Thereafter                   3,007,692
                                                                 ---------------
                                                                       5,591,836

9.   Related        On January 4, 2001, the On January 4, 2001, the Company sold
     Party          50,000  shares  of   restricted   common  stock  to  Wichita
     Transactions   Development  Corporation  at a price of $.76 per share for a total of $37,875 in cash. On March 1, 2001, the Company sold
                    406,349  shares  of  restricted   common  stock  to  Wichita
                    Development  for  $200,000 in cash and  1,760,702  shares of common stock of Wichita Development.  The shares sold by the
                    Company  were  valued at $.75 per share for a total value of
                    $304,760.  The  Wichita  Development  shares  received  were valued  at $.06 per share or a value of  $104,760.  On April
                    27,  2001,  the  Company  sold 90,090  shares of  restricted common stock to Wichita  Development  at a price of $.28 per share for a total of $25,000 in cash.  On June 5, 2001,  the
                    Company sold 121,212  shares of  restricted  common stock to
                    Wichita  Development for $50,000 in cash. The shares sold by the Company  were  valued at $.41 per share.  At the time of these sales of stock to Wichita  Development,  the  Company, its  subsidiaries,  and its officers and directors  owned in
                    excess  of  50%  of  the   outstanding   shares  of  Wichita
                    Development and Richard Surber was president of both the Company and Wichita Development.

                    On April 27, 2001, Salt Lake Development, Inc., a subsidiary of the Company borrowed $49,566.05 from Wichita Development pursuant to a promissory note at 10% interest per annum. The note is due and payable on April 30, 2003. On June 5, 2001, the Company borrowed $50,000 from Wichita Development pursuant to a promissory note at 10% interest per annum. The note is due and payable on September 5, 2002. The note is secured by one million shares of common stock of Elocity Networks Corporation. On September 6, 2001, West Jordan Real Estate Holdings, Inc., a subsidiary of the Company, borrowed $16,849 from Wichita Development pursuant to a promissory note at 10% interest per annum. The note was due and payable on March 6, 2002. On March 1, 2002, the West Jordan Real Estate Holdings, Inc. note was extended to March 30, 2003. At the time of these borrowings from Wichita Development, the Company, its subsidiaries, and its officers and directors owned in excess of 50% of the outstanding shares of Wichita Development and Richard Surber was president of both the Company and Wichita Development. Because each of these entities is a majority owned subsidiary of the Company, these debt obligations were all eliminated upon consolidation.

9.   Related        On  October  17,  2001,  the  Company  entered  into a Stock
     Party          Purchase  Agreement  with Wichita  Development,  pursuant to
     Transactions which the Company sold to Wichita Development approximately Continued 85.6% of the issued and outstanding shares of Kearns
                    Development  Corporation (Kearns), a Nevada corporation that owns  real  estate  consisting  of  a  fully  rented  office building  located in Salt Lake  County,  Utah.  The  Company delivered  18,100,000  shares  of  Kearns  common  stock  to
                    Wichita  Development  in exchange for  80,000,000  shares of
                    Wichita  Development's  common  stock.  As a  result  of the transaction, the Company became a holder of in excess of 80%
                    of the stock of Wichita Development. This transaction caused
                    Wichita Development to become a majority-owned subsidiary of
                    the  Company,   and  Kearns  to  become  a  majority   owned
                    subsidiary of Wichita Development. At the time of this transaction, the Company, subsidiaries, and its officers and directors owned in excess of 50% of the outstanding shares of Wichita Development, and Richard Surber was president of both the Company and Wichita Development.

                    Prior to June 29, 2000, Mr. Allen Wolfson was deemed to be a "control person" of the Company (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934) by virtue of his beneficial ownership of over 5% of the Company's common stock, and the potential influence Mr. Wolfson had with respect to the Company's day-to day operations in his role as a finder of potential transactions for the Company, and as business consultant to the Company. Mr. Wolfson is also the uncle of Richard Surber, the Company's president, chief executive officer and director. Because of the nature of Mr. Wolfson's relationship with the Company, the following transactions may be considered related party transactions:

                    o On June 22, 2000, the Company agreed to pledge two buildings, owned by consolidated subsidiaries Canton's Commercial Carpet Corporation and Wasatch Capital Corporation, as corporate surety bonds on behalf of Allen Wolfson, for the benefit of a bonding company. On June 23, 2000, trust deeds with the principal sum of $500,000 were executed and recorded pursuant to the pledges. At the time of the pledges, Mr. Wolfson was a control person of Wasatch Capital Corporation. He is also a personal guarantor for the first deed of trust on the building owned by Canton's Commercial Carpet Corporation.

                    o On June 29, 2000, the Company entered into a Stock Purchase Agreement with World Alliance Consulting, Inc.
                         (WACI) an entity controlled by Mr. Wolfson whereby the Company acquired 441,730 shares of its own common stock for the treasury, in exchange for a release of debt in the amount of $662,595 owed to the Company by WACI and related entities. This transaction was entered into to eliminate Mr. Wolfson's status as a control person of the Company.

9.   Related        o    During July and August 2000,  the Company  entered into
     Party               Stock Purchase Agreements with WACI whereby the Company
     Transactions        acquired   2,850,000   restricted   common   shares  of
     Continued           Chattown.com  Network,  Inc.  common  stock and 500,000
                         restricted common shares of Freedom Surf, Inc. valued based on marketability discounts of 45% and 25% at the transaction dates, at $0.2922 and $0.9091 per share respectively, for a total value received of $1,287,305.
                         In exchange, the Company transferred ownership in subsidiaries and fixed assets with net book value of $3,382,680, subject to liabilities of $2,905,850, and released debts owed to the Company in the amount of $671,171, for a total gain on disposition of $139,304.
                         Pursuant to these transactions, $1,287,305 is included in revenues from sale of property and the transactions were treated as non-cash for purposes of the statement of cash flows. The subsidiaries disposed of are listed in note 3. These transactions were entered into to divest ownership in subsidiaries and assets in which Mr. Wolfson was significantly involved.

                    Transactions involving Richard Surber, CEO, director and shareholder:
                    o In August of 1997, Canton Financial Services Corporation (CFSC), a consolidated subsidiary of the Company, executed a lease agreement with Mr. Surber pursuant to which Mr. Surber is leasing an interest in a condominium to the Company. The condominium is located in Brian Head, Utah, in close proximity to other condominiums owned by the Company's subsidiaries. The lease has a term of five years and expires on August 29, 2003. The lease provides for monthly payments of $900. CFSC has an option to purchase the condominium for $84,814, reduced monthly by a portion of the payment attributable to principal. In the event that the value of the condominium appreciates and CFSC has arranged a sale of the condominium prior to exercise of the option, the option price shall be $84,814 plus 10% of the amount by which the total sales price exceeds $84,814.

                    On  December  13,  2000,  the Company  entered  into a Stock
                    Pledge Agreement with Mr. Surber, whereby the Company obtained Mr. Surber's personal guaranty on a new loan in the amount of $625,000, which loan was used to finance the purchase of a building by a consolidated subsidiary of the Company. In exchange, the Company issued 833,333 shares of its common stock to Mr. Surber. The agreement calls for Mr. Surber to return the shares to the Company at such time as he is released from personal liability for the loan. Mr. Surber has agreed not to sell or transfer the shares, except in the event of a demand for payment under the personal guaranty given to a bank.

9.   Related        o    On January 23, 2002 the  Company's  Board of  Directors
     Party               authorized an additional 1,570,513 shares of restricted
     Transactions        common  stock  to be  issued  to Mr.  Surber  to act as
     Continued           additional  collateral  for this loan.  This action was
                         taken as a result of the difference between the market value of the original shares issued as collateral and the outstanding loan balance resulting from a decline in the value of the Company's common stock. The additional shares are subject to the same terms and conditions as the earlier issuance.

                    o Mr. Surber has at various times been appointed to serve as an officer or director for some clients of the Company. These appointments have been disclosed to the disinterested members of the board and the approval of the board of directors has been granted in each of these cases. As payment for services provided to these corporations, Mr. Surber has received securities of those corporations, and these transactions have been disclosed to the board of directors in each case. Mr. Surber holds a significant interest in approximately 20 shell companies.

                    o During 2000 the Company compensated Mr. Surber with securities that had been received from clients of The Company. The disinterested members of the board of directors reviewed these payments and approved them.

10.  Dividends      During 2000, the Company paid dividends to its  shareholders in the form of one share of Professional  Wresting  Alliance
                    (PWAA) common stock for every two shares of the Company held at the declaration date. The PWAA shares were valued at $0.075 per share. 1,546,957 shares were distributed for a total of $116,022.

11.  Treasury       During 2001, the Company acquired Wichita Development, which
     Stock          held  751,351  common  shares of Axia  Group  valued at cost basis of $476,483. These treasury shares are reflected as a reclassification of Company stock held by subsidiaries on the consolidated statement of stockholders' equity.

                    Also during 2001, the Company purchased 68,085 shares of its own common stock for $14,298. This transaction is reflected as a purchase of treasury stock on the consolidated statement of stockholders' equity.

                    On June 29, 2000, the Company entered into a Stock Purchase Agreement with WACI whereby the Company acquired 441,730 shares of its own common stock for the treasury, in exchange for a release of debt in the amount of $662,595 owed to the Company by WACI and related entities (see note 9).

12.  Marketable     The  cost  and   approximate   market  value  of  securities
     Securities     available for sale at December 31, 2001 are as follows:
                                                        Recognized
                                                         Losses
                                                         Due to
                                Gross Unrealized                         Market
                  Cost          Gains     Losses        Impairment       Value
               2,854,838   557,509   (429,717)         (1,827,009)     1,155,621


                    Proceeds from the sale of securities available for sale totaled $113,671 and $4,500,714 for the year 2001 and 2000, respectively, on which gross gains of $37,455 and $3,179,423 and gross losses of $1,064,494 and $2,006,580 were realized for the years ended December 31, 2001 and 2000, respectively. During the year ended December 31, 2001 the Company recognized an expense of $1,827,009, due to impairment of marketable securities. Because of the significant decline in value of such marketable securities, the unrealized loss was deemed to be permanent, therefore the impairment was recognized as an expense in the statement of operations.

13.  Contingent     Canton, Illinois Property - environmental cleanup
     Liabilities    A legal  action  was filed in  September  1993  against  the
                    Company seeking the cleanup of tires and potentially toxic paint drums at a plant in Canton, Illinois, then owned by a consolidated subsidiary of the Company. On September 28, 1995, the Illinois Environmental Protection Agency (IEPA) informed the Company it was rejecting the proposed plan of the Company for tire cleanup, and would send its own contractor to remove the remaining tires. The Company sought relief from this decision from the Circuit Court in Fulton
                    County, Illinois.  After a hearing on October 10,  1995, the
                    Circuit Court denied any relief to the Company. Both the Company and the IEPA contractor removed tires. The State filed an action before the Illinois Pollution Control Board seeking to recover $326,154 as costs incurred to remove the tires and an equal amount as punitive damages. An award for costs of $326,154 was entered against the Company. On August
                    25, 1999, the Company entered into an agreement whereby the award is to be paid in quarterly installments of $20,000 at an interest rate of 5.45%. At December 31, 2001, the Company had not made $80,000 of payments that were due. The principal balance at December 31, 2001 is $222,629.

13.  Contingent     Parkersburg, West Virginia - environmental cleanup
     Liabilities Environmental cleanup related to this site required by the Continued West Virginia Division of Environmental Protection (WVDEP),
                    included the testing of soil located on the site. Tests were taken and results were submitted to WVDEP as part of the final report on tank cleanup completed on the site. The soil tests showed evidence of contamination in excess of state limits. Any action and cost related to the results of these tests are still pending before the WVDEP. Pursuant to the testing, Canton Tire Recycling of West Virginia, incurred fines totaling $88,000 and payable in annual installments of $20,000. The principal balance at December 31, 2001 is
                    $46,499.

                    Possible Actions by Governmental Authorities - Canton, Illinois Property In January 2000 the United States Environmental Protection Agency forwarded to the Company and to Thistle Holdings, Inc., a letter informing each corporation that the EPA has identified them as potentially responsible parties, as former owners or operators of certain property located in Canton, Illinois, for reimbursement of all costs incurred by the EPA for actions taken pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), including the removal of storage tanks and their contents and other hazardous materials as located on the identified property. Both corporations responded that they were not currently owners nor operators of the property (the City of Canton having taken title to the property in 1999) and that the materials identified as requiring removal, friable asbestos and asbestos-containing material, were placed on the site by owners prior to the acquisition of the property by either of these corporations. The Company declined to involve itself in the clean-up process, no response nor additional demands have been made by the EPA as of this date.

                    In February 2001, the United States Environmental Protection Agency forwarded to the Company a letter informing the Company that the EPA has identified the Company as a potentially responsible party, as a former owner or operator of the Canton, Illinois property, for reimbursement of costs for the removal of contaminated soils from the property, incurred by the EPA. The Company responded that it did not believe that it had any liability for soil contamination at the site and declined to involve itself in the proposed clean-up activities of the EPA. The Company has not owned nor controlled the property since 1999 when the City of Canton took title.

14.  Encumbrances   On  June  22,  2000,   the  Company  agreed  to  pledge  two
                    buildings,   owned  by  consolidated  subsidiaries  Canton's
                    Commercial   Carpet    Corporation   and   Wasatch   Capital
                    Corporation,  as  corporate  surety bonds on behalf of Allen
                    Wolfson, for the benefit of a bonding company. On June 23, 2000, trust deeds with the principal sum of $500,000 were executed and recorded pursuant to the pledges. At the time of the pledges, Mr. Wolfson was a control person of Wasatch
                    Capital Corporation. He is also a personal guarantor for the first deed of trust on the building owned by Canton's
                    Commercial Carpet Corporation. Management does not believe that the Company is at risk of forfeiting the property securing the corporate surety bonds. Consequently, no loss contingency has been recorded in these financial statements for any possible forfeiture.

15.  Impairment     On June 10, 2001,  GOD On June 10, 2001,  GODC, a subsidiary
     of             of the Company,  entered into a sales  agreement to sell its
     Long-Lived     building and land to LaFayette  Development  Holding LLC for
     Assets         $2,332,000.  During 2001,  GODC received  $55,000 of earnest money. This amount is included on the balance sheet in accrued liabilities, as the sale was not finalized at December 31. Based on the sales agreement, the Company anticipated a loss of approximately $562,859 on the sale. As a result, the Company booked an impairment loss on the value of the building for that amount. On January 3, 2002, the Company finalized the sale of the building and land for $2,332,000. Net proceeds received after payment of the mortgage note balance, taxes, and other related charges were approximately $330,000.

                    During 2000, the Company assessed the net realizable value of the Parkersburg Terminal in West Virginia. The assessment revealed that the property may be impaired as to value.
                    Using a certified appraisal and estimating costs of disposal, the property was determined to have a net realizable value of $308,397 and a net book value of $427,183. Consequently, the Company recorded a loss due to asset impairment in the amount of $118,786.

16.  Sale of        On  August 2,  2001,  the On August  2,  2001,  the  Company
     Subsidiaries   entered into a stock  purchase  agreement  with a company to divest its entire ownership of Nephi Development, Inc., formerly known as Cyber Lacrosse, Inc., which was 89% owned by the Company prior to divestiture. The Company received
                    $100 in exchange for its ownership interest that resulted in a loss of $17,087.

                    The Company entered I On August 2, 2001, the Company entered into a stock purchase agreement with a company to divest its entire ownership of Taylor's Landing, Inc., which was 91% owned by the Company prior to divestiture. The Company received $100 in exchange for its ownership interest that resulted in a loss of $21,631.

17. Stock-Based The Financial Accounting Standards Board issued Statement of Compensation Financial Accounting Standards No. 123, "Accounting for
                    Stock-Based   Compensation"   (FAS  123)  which  established
                    financial accounting and reporting standards for stock-based compensation. The new standard defines a fair value method of accounting for an employee stock option or similar equity instrument. This statement gives entities the choice between adopting the fair value method or continuing to use the intrinsic value method under Accounting Principles Board
                    (APB) Opinion No. 25 with footnote disclosures of the pro forma effects as if the fair value method had been adopted.
                    The Company has opted for the latter approach. Accordingly, no compensation expense has been recognized for the stock option plans.

                    Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date for awards in 2001 and 2000 consistent with the provisions of FAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                               December 31,
                                                             2001       2000

                       Net loss - as reported            (4,360,082)    (76,034)

                       Net loss - pro forma              (4,535,512)   (232,141)

                       Net loss per share - as reported       (0.87)      (0.03)

                       Net loss per share - pro forma         (0.90)      (0.07)

 17.  Stock-Bases   A schedule of the stock  options at December  31, 2001 is as
      Compensation  follows:



                                   Number of Options             Price per share

         Outstanding at:
             January 1, 2000           9,546                         1.00 - 6.00
             Granted                 392,000                         0.75 - 0.97
             Exercised                     -                                   -
             Expired                       -                                   -

         Outstanding at:
             December 31, 2000       401,546                         0.75 - 6.00
             Granted                  25,000                                0.25
             Exercised                     -                                   -
             Canceled               (72,000)                         0.75 - 0.97

         Outstanding at:
             December 31, 2001      354,546                          0.25 - 6.00


      The following table summarizes information about fixed stock options
                             Options Outstanding            Options Exercisable
                                   Weighted
                                   Average      Weighted                Weighted
       Range of      Number       Remainging    Average     Number       Average
       Exercise   Outstanding    Contractual    Exercise    Exercisable Exercise
       Prices    at 12/31//01    Life (Years)   Price       at 12/31/01  Price
        0.25         25,000         4.81            0.25       25,000     0.25
     0.97-1.00      324,546         3.73            0.97      324,546     0.97
        2.20          3,000         4.89            2.20        3,000     2.20
        6.00          2,000         4.89            6.00        5,000     6.00

     0.25-6.00      354,546         3.82            0.99      350,000     0.99

18.  Segment        Using the guidelines set forth in SFAS No. 131, "Disclosures
     Information    about  Segments of an Enterprise  and Related  Information,"
                    Axia Group has identified  two reportable  segments in which
                    it  operates   based  on  the  services  it  provides.   The
                    reportable  segments are as follows:  Real estate operations
                    ("Real Estate"), which primarily purchases,  sells and rents commercial real estate;  and Consulting and other operations
                    ("Consulting  and other"),  which primarily  provides merger
                    and  acquisition   structuring  services  and  also  capital
                    restructuring,   general   corporate   problem  solving  and
                    shareholder relations services.

                    Common overhead costs are included in the Consulting and other segment as other expenses.

                    Beginning in 2001, management began evaluating segment performance based on net income. Prior to 2001, management did not evaluate segment performance.

18.  Segment        The  accounting  policies  of the  segments  are the same as
     Information those described in the summary of significant accounting Continued policies. Summarized financial information concerning Axia
                    Group;s reportable segments is shown in the following table:


                                                                      Real       Consulting
                                                        Total         Estate     and Other


        Consulting revenue                              560,697             -      560,697
        Consulting revenue-related parties               94,038             -       94,038
        Rental revenue                                  939,447       939,447            -
                                                      ---------     ---------    ---------
                Total revenue                         1,594,182       939,447      654,735

        Cost of revenue:
                Cost associated with consulting
                revenue                                 643,614            -       643,914
                Cost associated with rental revenue     820,632       820,632            -
                Interest expense associated with
                rental revenue                          490,372       490,372            -
                                                      ---------     ---------    ---------
                        Total cost of revenue         1,954,918     1,311,004      643,914

        Gross margin                                  (360,736)     (371,557)       10,821

        Impairment of long-lived assets                 562,859       562,859            -
        Impairment of marketable securities           1,827,009             -    1,827,009
        Loss on sale of marketable securities         1,027,039             -    1,027,039
        Selling, general and administrative
          expense                                       646,493        27,064      619,429
                                                      ---------     ---------    ---------
        Operating Loss                              (4,424,136)     (961,480)  (3,462,656)

        Other income (expense)
                Interest income                         104,290             -      104,290
                Interest expense                       (76,849)             -     (76,849)
                Other expense                           (5,894)             -      (5,894)
                Loss on disposal of subsidiaries       (38,718)             -     (38,178)
                                                    -----------     ---------   ----------
                        Total other expenses           (17,171)             -     (17,171)

        Loss before minority interest
                and taxes                           (4,431,307)     (961,480)  (3,479,827)

        Minority share of loss                           81,225             -       81,225
        Provision for income taxes                            -             -            -
                                                    -----------    ----------   ----------
                Net Loss                            (4,360,082)     (961,480)  (3,398,602)


19.  Recent         In July 2001, SFAS No. 141, "Business Combinations" and SFAS
     Accounting No. 142, "Goodwill and Other Intangible Assets" were issued. Pronounce- SFAS 142 addresses financial accounting and reporting for
     ments          acquired goodwill and other intangible  assets. It requires, among  other  things,  that  companies  no  longer  amortize goodwill,  but instead test goodwill for impairment at least annually.  SFAS 142 is  required  to be  applied  for fiscal years  beginning after  December 15,  2001.  Currently,  the
                    Company  has no  recorded  goodwill  and will assess how the adoption of SFAS 141 and SFAS 142 will impact its  financial
                    position   and   results   of   operations   in  any  future
                    acquisitions.

                    The FASB recently issued FASB Statement No. 143 Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applied to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and
                    (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS
                    19. The effective date for this Statement is June 15, 2002. The Company does not expect the adoption of SFAS 143 to have a material impact on its financial position and future operations.

                    The FASB recently issued FASB Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. The new guidance resolves significant implementation issues related to FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement 144 is effective for fiscal years beginning after December 15, 2001. Management does not expect the adoption of SFAS No. 144 to have a material impact on its financial position or results of operations.

20.  Subsequent     On  February 15,  2002,  the  Company  entered  into a stock
     Events /       purchase   agreement   with  Kelly's   Coffee  Group,   Inc.
     Related        (Kelly's),  whereby  Kelly's  acquired  essentially  all the
     Party          assets of the Company and its  subsidiaries  in exchange for
     Transactions   the issuance of 255,100,000  newly issued  restricted common shares of stock of Kelly's. A Form 8-K describing the event in greater detail was filed with the Securities Exchange
                    Commission (SEC) on February 27, 2002. The effect of the transaction is that Kelly's became an 80%+ owned subsidiary of the Company and changed from a development stage company to a holding company.

                    On March 15, 2002, Kelly's changed its name to Nexia Holdings, Inc. Going forward Nexia Holdings, Inc. will be included in Axia Group, Inc.'s financial statements as a consolidated entity, but will continue to issue separate reports under the name Nexia Holdings, Inc. as required by SEC regulations.

                          Proforma Financial Statements

                                    Combining

                              Nexia Holdings, Inc.
                        (fka Kelly's Coffee Group, Inc.)

                                       and

                                Axia Group, Inc.

                               For the year ended
                                December 31, 2001

                  Nexia Holdings, Inc. Pro-forma Balance Sheets
                      For the year ended December 31, 2001

                                              Nexia
                                            Holdings,   Axia Group,
                                               Inc.         Inc        Eliminations      Combined
                                            =========== ============== ============  ==============

Assets
   Current Assets
     Cash                                        22,279        295,134                     317,413
     Accounts receivable, net                         -         90,155                      90,155
     Related party receivables                        -         81,986                      81,986
     Prepaid expenses                                 -          5,970                       5,970
     Current portion of notes receivable              -         42,500                      42,500
     Marketable securities                       48,745      1,180,638  (28,555)   BC    1,200,828
                                            ----------- -------------- ------------   ------------
   Total Current Assets                          71,024      1,696,383  (28,555)         1,738,852

   Fixed Assets
     Property & equipment, net                        -      5,713,523                   5,713,523
     Land                                             -      1,835,649                   1,835,649
                                            ----------- -------------- ------------   ------------
   Total Fixed Assets                                 -      7,549,172                   7,549,172

   Other Assets
     Real property held for sale                      -        250,397                     250,397
     Notes receivable                                 -        255,000                     255,000
     Other assets                               166,591         44,082                     210,673
                                            ----------- -------------- ------------   ------------
   Total Other Assets                           166,591        549,479                     716,070
                                            ----------- -------------- ------------   ------------

Total Assets                                    237,615      9,795,034  (28,555)        10,004,094
                                            =========== ============== ============   ============

Liabilities & Stockholders' Equity
   Current Liabilities
     Accounts payable                             4,791         31,423                      36,214
     Accrued liabilities                          5,426        226,466                     231,892
     Current portion of IEPA liability                -        160,000 (160,000)    A            -
     Current portion of WVDEP liability               -         20,000  (20,000)    A            -
     Current portion of long-term debt                -      1,151,892                   1,151,892
                                            ----------- -------------- ------------   ------------
   Total Current Liabilities                     10,217      1,589,781 (180,000)         1,419,998

   Long-Term Liabilities
     Long-term debt                                   -      4,439,944                   4,439,944
     IEPA liability                                   -         62,629  (62,629)    A            -
     WVDEP liability                                  -         26,499  (26,499)    A            -
                                            ----------- -------------- ------------   ------------
   Total Long-Term Liabilities                        -      4,529,072  (89,128)         4,439,944
                                            ----------- -------------- ------------   ------------

   Total Liabilities                             10,217      6,118,853 (269,128)         5,859,942
                                            ----------- -------------- ------------   ------------

   Minority Interest                                  -        628,210                     628,210

   Stockholders' Equity
     Preferred stock                                  -              -
     Common stock                                53,964          5,356     249,744  DF     309,064
     Additional paid-in capital               2,428,473     16,831,440 (13,408,006) ABC  5,851,907
                                                                                    DEF
     Treasury stock                                   -    (1,153,972)     648,338  BC   (505,634)
     Accumulated deficit                    (2,255,039)   (12,750,797)  12,750,797  E  (2,255,039)
     Unrealized holding loss                          -        115,944                     115,944
                                            ----------- -------------- ------------   ------------
   Total Stockholders' Equity                   227,398      3,047,971                   3,516,242
                                            ----------- -------------- ------------   ------------
Total Liabilities & Stockholders' Equity        237,615      9,795,034                  10,004,394
                                            =========== ============== ============   ============

                Nexia Holdings, Inc. Pro-forma Income Statements
                               For the year ended
                                December 31, 2001

                                          Nexia Holdings,    Axia
                                               Inc.        Group, Inc   Eliminations       Combined
                                            ============  =============  ==========    ==============

Revenues
     Consulting revenues                              -        654,735    (14,919)  G         639,816
     Rental revenues                                  -        939,447           -            939,447
                                            ------------  -------------  ----------    --------------
Total Revenues                                        -      1,594,182    (14,919)          1,579,263

Cost of Revenues
     Costs associated with consulting                 -        643,914           -            643,914
     Costs associated with rentals                    -        820,632           -            820,632
     Interest expense from rental                     -        490,372           -            490,372
     revenues
                                            ------------  -------------  ----------    --------------
Total Cost of Revenues                                -      1,954,918           -          1,954,918

Gross Margin                                          -      (360,736)    (14,919)          (375,655)

     Impairment of long-lived assets                  -      (562,859)           -          (562,859)
     Impairment of marketable securities              -    (1,827,009)           -        (1,827,009)
     (Loss) gain on sale of securities            1,370    (1,027,039)           -        (1,025,669)
     General & administrative expenses         (78,940)      (646,493)      14,919  G       (710,514)
                                            ------------  -------------  ----------    --------------
Income (loss) from operations                  (77,570)    (4,424,136)           -        (4,501,706)

Other Income (Expense)
     Interest expense                                 -        104,290           -            104,290
     Interest expense                                 -       (76,849)           -           (76,849)
     Other income (expense)                           -        (5,894)           -            (5,894)
     Loss on disposal of subsidiaries                 -       (38,718)           -           (38,718)
                                            ------------  -------------  ----------    --------------
Total other income (expense)                          -       (17,171)           -           (17,171)

Loss before minority interest and taxes        (77,570)    (4,441,307)           -        (4,518,877)
Minority share of loss                                -         81,225           -             81,225
                                            ------------  -------------  ----------    --------------
Net Income (Loss)                              (77,570)    (4,360,082)           -        (4,437,652)
                                            ============  ============  ==========    ===============

Comprehensive income (loss)
     Unrealized holding gains (losses)                -      1,887,897           -          1,887,897
     Reclassification adjustment
     for               losses included in
     net income                                       -    (1,827,009)           -        (1,827,009)
                                            ------------  -------------  ----------    --------------
Total Comprehensive income (loss)              (77,570)    (4,299,194)           -        (4,376,764)
                                            ============  =============  ==========    ==============

Income (Loss) per share, basic & diluted              -   $      (0.87)           -    $        (.01)
                                            ============  =============  ==========    ==============

Weighted average shares outstanding          307,897,000      5,024,000           -       307,897,000


    The accompanying notes are an integral part of these financial statements

                                 Axia Group, Inc
                     NOTES TO PRO-FORMA FINANCIAL STATEMENTS
                     December 31, 2001 and December 31, 2000


1.  Basis of Presentation

The accompanying estimated financial statements have been prepared by management in accordance with the instructions in Item 310(e) of the Securities Exchange Act and, therefore, do not include all information and footnotes required by generally accepted accounting principles. The purpose of this presentation is to combine the financial statements of both entities as if they were one company throughout the entire period. The balance sheet is reflected as if the transaction had occured on December 31, 2001. The pro-forma income statements are reflected as if the transaction had occured on January 1, 2001, and the companies were operated as one during the year.

Any applicable accounts that would normally be eliminated on consolidation (ie. inter-company accounts, investment in subsidiary accounts, and capital accounts) have been eliminated. Also any revenues generated by the parent for services performed for the subsidiary while the subsidiary was an independent company have been eliminated.

2.  Specific Elimination Entries

A. Balance Sheet entry to eliminate EPA liabilities retained by Axia in the purchase transaction. These amounts were offset against Additional Paid-in Capital.

B. Balance sheet entry to reclassify treasury stock held in Axia Group, Inc. by subsidiaries prior to the acquisition transaction as securities available for sale and to eliminate Axia treasury stock retained by Axia in the purchase agreement. The total amount reclassified to securities is $477,079 and the amount of treasury stock eliminated due to it being retained by Axia is $676,893. This amount was offset against Additional Paid-in Capital.

C. Balance sheet entry to reclassify investments in Nexia stock held by Axia Group subsidiaries of Axia Group, Inc prior to the acquisition transaction as treasury stock. The total amount reclassified to treasury stock for this entry is $505,634. The net amount that was enterted against the investment amount was ($28,555) or $477,079 - $505,634.

D.   Balance sheet entry to eliminate the common stock of Axia Group, Inc.

E. Balance sheet entry to reclassify accumulated deficit in Axia Group, Inc. to offset the Additional Paid-In Capital account, pursuant to changes in regulations that no longer allow pooling in purchase transactions.

F. Balance sheet entry to reflect the issuance of 255,100,000 shares of restricted common stock to Axia Group, Inc. pursuant to the purchase agreement.

G. Income statement adjustment to eliminate consulting fees paid during the year ended December 31, 2001, by Nexia to Axia Group and its subsidiaries for work related to its filings, capital structuring, and investor relations.